                                                                    EXHIBIT 99.3

                                   PCTEL, INC.
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

                                   PCTEL, INC.
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition by PCTEL, Inc. ("PCTEL") of Sigma Wireless Technology Limited ("Sigma") on July 4, 2005 (the "Acquisition"), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed financial statements were prepared as if the Acquisition had been completed as of January 1, 2004 with respect to the statement of operations, and as of June 30, 2005 with respect to the balance sheet.

     The unaudited pro forma combined condensed financial statements are based on the respective historical consolidated financial statements of PCTEL and Sigma. These unaudited pro forma combined condensed financial statements should be read in conjunction with: i) PCTEL's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed on August 9, 2005; ii) PCTEL's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed on May 10, 2005;
iii) PCTEL's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 31, 2005; iv) Sigma's audited financial statements for the year ended December 31, 2004, included in this Form 8-K as Exhibit 99.2; and v) the accompanying notes to the unaudited pro forma combined condensed financial statements. The non-statutory historical financial statements of Sigma included as Exhibit 99.2 to this Form 8-K have been presented in Euros and prepared in accordance with generally accepted accounting principles in Ireland, whereas all amounts for Sigma included herein have been presented in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

     The unaudited pro forma combined condensed financial statements include adjustments, which are based on preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Sigma. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date of Acquisition. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

     The unaudited pro forma combined condensed financial statements are intended for information purposes only and, in the opinion of management, are not necessarily indicative of the financial position or results of operations of Sigma had the Acquisition actually been effected as of the dates indicated, nor are they indicative of PCTEL's future financial position or results of operations.

     The unaudited pro forma combined condensed financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

                                   PCTEL, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 2005
                                 (IN THOUSANDS)

                                                 PCTEL AS OF     SIGMA AS
                                                   JUNE 30,    OF JUNE 30,    PRO FORMA     PRO FORMA
                                                    2005         2005 (A)    ADJUSTMENTS     COMBINED
                                                 -----------   -----------   -----------    ---------
                    ASSETS
CURRENT ASSETS:
   Cash and cash equivalents .................    $ 81,864            --     $(23,395) (b)  $ 58,469
   Restricted cash ...........................         208            --           --            208
   Accounts receivable .......................      13,153         2,113           --         15,266
   Inventories, net ..........................       8,932         2,804          261 (c)     11,997
   Prepaid expenses and other assets .........       2,760           318           --          3,078
                                                  --------       -------     --------       --------
      Total current assets ...................     106,917         5,235      (23,134)        89,018
PROPERTY AND EQUIPMENT, net ..................       9,853         1,537         (206) (d)    11,184
GOODWILL .....................................      14,105            --       16,393 (e)     30,498
OTHER INTANGIBLE ASSETS, net .................       9,891            --        9,125 (f)     19,016
OTHER ASSETS .................................       1,797            --           --          1,797
                                                  --------       -------     --------       --------
TOTAL ASSETS .................................    $142,563       $ 6,772     $  2,178       $151,513
                                                  ========       =======     ========       ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable ..........................    $  2,700         2,518           --       $  5,218
   Income taxes payable ......................       5,453            --           --          5,453
   Deferred revenue ..........................       2,679           194           --          2,873
   Other accrued liabilities .................       7,845           752        2,048 (g)     10,645
                                                  --------       -------     --------       --------
      Total current liabilities ..............      18,677         3,464        2,048         24,189
   Long-term accrued liabilities .............       1,431            --           --          1,431
   Pension liability .........................          --         3,046           --          3,046
   Deferred income taxes .....................          --           392           --            392
   Ordinary shares ...........................          --           885         (885) (h)        --
   Preferred shares ..........................          --         1,700       (1,700) (i)        --
   Long-term debt ............................          --         4,739       (4,739) (j)        --
                                                  --------       -------     --------       --------
      Total liabilities ......................      20,108        14,226       (5,276)        29,058

STOCKHOLDERS' EQUITY:
   Common stock ..............................          21            --           --             21
   Additional paid-in capital ................     164,942         1,506       (1,506) (k)   164,942
   Deferred stock compensation ...............      (6,982)           --           --         (6,982)
   Accumulated deficit .......................     (35,578)       (8,960)       8,960 (k)    (35,578)
   Accumulated other comprehensive income ....          52            --           --             52
                                                  --------       -------     --------       --------
      Total stockholders' equity .............     122,455        (7,454)       7,454        122,455
                                                  --------       -------     --------       --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...    $142,563       $ 6,772     $  2,178       $151,513
                                                  ========       =======     ========       ========

       The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

                                   PCTEL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2005
                                 (IN THOUSANDS)

                                                      PCTEL AS OF   SIGMA AS OF
                                                        JUNE 30,      JUNE 30,     PRO-FORMA    PRO FORMA
                                                          2005        2005 (L)    ADJUSTMENTS    COMBINED
                                                      -----------   -----------   -----------   ---------
REVENUES ..........................................     $18,313       $ 2,459         --         $20,772
COST OF GOODS SOLD ................................       9,609         1,959         --          11,568
                                                        -------       -------      -----         -------
GROSS PROFIT ......................................       8,704           500         --           9,204
OPERATING EXPENSES:
   Research and development .......................       2,434           439         --           2,873
   Sales and marketing ............................       2,934           437         --           3,371
   General and administrative .....................       3,865           500         --           4,365
   Amortization of intangible assets ..............         854            --        424(M)        1,278
   Restructuring charges ..........................         (70)           --         --             (70)
   Gain on sale of assets and related royalties ...        (500)       (2,820)        --          (3,320)
                                                        -------       -------      -----         -------
     Total operating expenses .....................       9,517        (1,444)       424           8,497
                                                        -------       -------      -----         -------
INCOME (LOSS) FROM OPERATIONS .....................        (813)        1,944       (424)            707
                                                        -------       -------      -----         -------
OTHER INCOME (EXPENSE), NET .......................         431           (61)       (85)(N)         285
                                                        -------       -------      -----         -------
INCOME (LOSS) BEFORE BENEFIT FOR INCOME TAXES .....        (382)        1,883       (509)            992
PROVISION (BENEFIT) FOR INCOME TAXES ..............         (60)            9         --             (51)
                                                        -------       -------      -----         -------
NET INCOME (LOSS) .................................     $  (322)      $ 1,874      $(509)        $ 1,043
                                                        =======       =======      =====         =======

Basic loss per share ..............................     $ (0.02)                                 $  0.05
Shares used in computing basic loss per share .....      20,135                                   20,135
Diluted loss per share ............................     $ (0.02)                                 $  0.05
Shares used in computing diluted loss per share ...      20,135                                   20,135

         The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

                                   PCTEL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                 (IN THOUSANDS)

                                                      PCTEL AS OF   SIGMA AS OF
                                                       MARCH 31,     MARCH 31,     PRO-FORMA    PRO FORMA
                                                          2005        2005 (L)    ADJUSTMENTS    COMBINED
                                                      -----------   -----------   -----------   ---------
REVENUES ..........................................     $15,008       $2,730          --         $17,738
COST OF REVENUES ..................................       7,570        2,218          --           9,788
                                                        -------       ------       -----         -------
GROSS PROFIT ......................................       7,438          512          --           7,950
OPERATING EXPENSES:
   Research and development .......................       2,470          223          --           2,693
   Sales and marketing ............................       3,115          378          --           3,493
   General and administrative .....................       4,167          278          --           4,445
   Amortization of intangible assets ..............         883           --         424(M)        1,307
   Restructuring charges ..........................          --           --          --              --
   Gain on sale of assets and related royalties ...        (500)          --          --            (500)
                                                        -------       ------       -----         -------
   Total operating expenses .......................      10,135          879         424          11,438
                                                        -------       ------       -----         -------
LOSS FROM OPERATIONS ..............................      (2,697)        (367)       (424)         (3,488)
                                                        -------       ------       -----         -------
OTHER INCOME (EXPENSE), NET .......................         541          (54)        (91)(N)         396
                                                        -------       ------       -----         -------
LOSS BEFORE PROVISION FOR INCOME TAXES ............      (2,156)        (421)       (515)         (3,092)
PROVISION FOR INCOME TAXES ........................         161           --          --             161
                                                        -------       ------       -----         -------
NET LOSS ..........................................     $(2,317)      $ (421)      $(515)        $(3,253)
                                                        =======       ======       =====         =======

Basic loss per share ..............................     $ (0.12)                                 $ (0.17)
Shares used in computing basic loss per share .....      19,554                                   19,554
Diluted loss per share ............................     $ (0.12)                                 $ (0.17)
Shares used in computing diluted loss per share ...      19,554                                   19,554

         The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

                                   PCTEL, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                 (IN THOUSANDS)

                                                      PCTEL AS OF    SIGMA AS OF
                                                      DECEMBER 31,   DECEMBER 31,    PRO-FORMA    PRO FORMA
                                                          2004         2004 (L)     ADJUSTMENTS    COMBINED
                                                      ------------   ------------   -----------   ---------
REVENUES...........................................     $48,221        $10,976           --        $59,197
COST OF REVENUES...................................      19,786          8,299          261  (O)    28,346
MODEM INVENTORY AND ROYALTY EXPENSE RECOVERY.......      (3,208)            --           --         (3,208)
                                                        -------        -------      -------        -------
GROSS PROFIT.......................................      31,643          2,677         (261)        34,059
                                                        -------        -------      -------        -------
OPERATING EXPENSES:
   Research and development........................       8,506            852           --          9,358
   Sales and marketing.............................      10,944          1,442           --         12,386
   General and administrative......................      14,402          1,020           --         15,422
   Amortization of intangible assets...............       2,972             --        1,748  (M)     4,720
   Restructuring charges...........................         (66)            --           --            (66)
   Gain on sale of assets and related royalties....      (2,000)            --           --         (2,000)
      Amortization of stock based payments.........       1,425             --           --          1,425
                                                        -------        -------      -------        -------
      Total operating expenses.....................      36,183          3,314        1,748         41,245
                                                        -------        -------      -------        -------
LOSS FROM OPERATIONS...............................      (4,540)          (637)      (2,009)        (7,186)
                                                        -------        -------      -------        -------
OTHER INCOME (EXPENSE), NET........................       1,261           (182)        (134) (N)       945
                                                        -------        -------      -------        -------
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES...      (3,279)          (819)      (2,143)        (6,241)
PROVISION (BENEFIT) FOR INCOME TAXES...............        (541)             9           --           (532)
                                                        -------        -------      -------        -------
NET LOSS...........................................     $(2,738)       $  (828)     $(2,143)       $(5,709)
                                                        =======        =======      =======        =======
Basic loss per share...............................     $ (0.14)                                   $ (0.29)
Shares used in computing basic loss per share......      19,857                                     19,857
Diluted loss per share.............................     $ (0.14)                                   $ (0.29)
Shares used in computing diluted loss per share....      19,857                                     19,857

    The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed financial statements included herein have been prepared in accordance with the rules and regulations of the United States Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with the accounting principles generally accepted in the United States ("U.S. GAAP") have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.   BASIS FOR PRO FORMA PRESENTATION

On July 4, 2005, PCTEL, Inc. ("PCTEL") acquired all of the outstanding share capital of Sigma Wireless Technologies Limited, an Irish company ("Sigma"), pursuant to a Share Acquisition Agreement dated as of July 4, 2005 among PCTEL, Sigma, the holders of the outstanding share capital of Sigma, and other parties (the "Acquisition Agreement"). Sigma is based in Dublin, Ireland and develops, manufactures and distributes antenna products designed for wireless communications. The selling shareholders of Sigma consist of three manager/directors of Sigma and an Irish corporation owned by affiliates of Sigma.

The total purchase price was 23.4. million Euro (approximately $28.3 million). Of this amount, 19.3 million Euro (approximately $23.4 million) was paid in cash at the close of the transaction. Approximately 5.1 million Euro of the closing payment were immediately used to discharge outstanding Sigma indebtedness and retire outstanding preferred shares and the remaining 14.4 million Euro was paid to the selling shareholders of Sigma. In addition, PCTEL assumed approximately
2.5 million Euro (approximately $3.0 million) of Sigma obligations, consisting principally of unfunded pension liability. Transactions costs were approximately $1.6 million euro (approximately $2.0 million).

The Acquisition Agreement also provides for an "earn-out" provision in favor of the selling shareholders of Sigma, pursuant to which such shareholders may receive up to an additional 7.5 million Euro (approximately $9.1 million) in cash based on the revenue performance of Sigma over the 18-month period ending December 31, 2006. A cash payment of up to 5.75 million Euro (approximately $7.0 million) of the 7.5 million Euro total possible earn-out will be made to such shareholders based on Sigma revenue performance during the period in excess of 26 million Euro up to 35 million Euro; an additional cash payment of up to 1.75 million Euro (approximately $2.1 million) of the 7.5 million Euro total possible earn-out will be made to such shareholders based on Sigma revenue performance during the period in excess of 35 million Euro. Revenue performance of Sigma is measured quarterly, and earn-out payments, if any, are to be made within 45 days of the end of the quarterly period

The acquisition establishes a European presence for PCTEL, whose antenna sales to date have been principally in North and South America and China. In addition, the acquisition positions PCTEL in the rapidly growing UMTS infrastructure market with leading edge antenna technology and associated control systems. The new generation of cellular technology requires frequent optimization and the ability to manage clusters of antennas.

The unaudited pro forma combined condensed balance sheet as of June 30, 2005 was prepared by combining the historical condensed balance sheet for PCTEL and Sigma as if the Acquisition had been consummated on June 30, 2005. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2004, and for the three months ended June 30, 2005 and for the three months ended March 31, 2005 give effect to the Acquisition as if it occurred on January 1, 2004.

2.   PURCHASE PRICE ALLOCATION

The following represents the preliminary allocation of the purchase price paid for Sigma based on the estimated fair values of the acquired assets and assumed liabilities of Sigma as of June 30, 2005. The preliminary allocation of the purchase price may not be indicative of the final allocation of the purchase price consideration. Actual fair values will be determined as more detailed analysis is completed and additional information becomes available related to the fair values of the assets acquired and liabilities assumed from Sigma on July 4, 2005.

The unaudited pro forma combined condensed financial statements reflect the total initial purchase price of $28.4 million, consisting of the following: i) the payment of initial cash consideration of 19.3 million euros ($23.4 million),
ii) estimated transaction costs of $2.0 million, and assumption of unfunded pension liability of 2.5 million euro ($3.0 million). Under the purchase method of accounting, the initial purchase price is allocated to Sigma's net tangible and intangible assets based on the estimated fair value as of the date of Acquisition. The initial purchase price does not include any contingent earn out amounts. The preliminary purchase price allocation as of June 30, 2005 is as follows: (in thousands):

TANGIBLE ASSETS:
Accounts receivable...................................................   $ 2,113
Inventory.............................................................     3,065
Property and equipment................................................     1,331
Prepaids and other current assets.....................................       318
                                                                         -------
   TOTAL TANGIBLE ASSETS:                                                  6,827
                                                                         -------

INTANGIBLE ASSETS:
Acquired Technology...................................................   $ 2,541
Customer Relationships................................................     6,536
Backlog...............................................................        48
Goodwill..............................................................    16,393
                                                                         -------
   TOTAL INTANGIBLE ASSETS:                                               25,518
                                                                         -------

LIABILITIES ASSUMED:
Accounts payable......................................................   $ 2,518
Accrued liabilities (including deferred revenue)......................       946
Income tax liability                                                         392
Pension liability.....................................................     3,046
                                                                         -------
   TOTAL LIABILITIES ASSUMED:                                              6,902
                                                                         -------
   NET ASSETS ACQUIRED:                                                  $25,443

A third-party appraiser prepared the valuation of the intangible assets. A preliminary estimate of $16.4 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of Acquisition. Any change to the fair value of the net assets of Sigma will change the purchase price allocable to goodwill. The final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

There were no historical transactions between PCTEL and Sigma.

3.   PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed balance sheet and statements of operations give effect to the following pro forma adjustments:

BALANCE SHEET

A) Sigma's condensed balance sheet data reflects certain adjustments to conform the historical balance sheet from generally accepted accounting principles in Ireland to U.S. GAAP. Please refer to the summary of differences between Irish and US generally accepted accounting principles set out in Note 29 of the consolidated financial statements. Further, Sigma's condensed balance sheet has been translated from the Euro to U.S. dollars using the exchange rate at June 30, 2005.

B) To reflect the acquisition of all of the outstanding stock of Sigma for cash consideration of $23.4 million.

C)   To adjust the historical value of Sigma's inventory to fair value.

D) To adjust the historical value of Sigma's property and equipment to fair value.

E) To reflect goodwill of $16.4 million created as a result of the acquisition of Sigma based on the preliminary acquisition purchase price allocation.

F) To reflect the acquisition of three identifiable intangible assets ("Acquired Technology", "Customer Relationships", and "Backlog").

G) To reflect an accrual for estimated transactions costs of $2.0 million, consisting primarily of professional fees incurred related to investment bankers, attorneys, accountants, and valuation advisors.

H)   To eliminate the Ordinary shares.

I)   To eliminate the Enterprise Ireland Preference shares.

J) To eliminate the Sigma debt that was paid by PCTEL at the closing of the acquisition.

K)   To eliminate Sigma's historical stockholders' equity upon acquisition.

STATEMENT OF OPERATIONS

L) Sigma's condensed statement of operations data reflects certain adjustments to conform the historical balance sheet from generally accepted accounting principles in Ireland to U.S. GAAP. Please refer to the summary of differences between Irish and US generally accepted accounting principles set out in Note 29 of the consolidated financial statements. Further, Sigma's condensed statements of operations have been translated from the Euro to U.S. dollars using the average exchange rates during each of the respective periods.

M) To reflect the straight-line amortization of the Acquired Technology intangible assets over the useful life of six years and the amortization of the Customer Relationships intangible assets over the useful life of six years and the Backlog intangible asset over the useful life of one year.

N) To reflect the net decrease in interest income related to the initial cash consideration of $23.4 million paid to the shareholders of Sigma and to settle the long-term debt. The reduction of interest income was based on assumed interest rates of approximately 1.3% for the year ended December 31, 2004 and 2.5% for the three months ended March 31, 2005 and June 30, 2005, respectively.

O)   To reflect the fair value inventory adjustment in cost of goods sold.

4.   GAIN ON SALE OF ASSETS

The gain on sale assets for Sigma during the three months ended June 30, 2005 represents the U.S. GAAP gain on the sale of Sigma's Dublin property, including the land and building. Sigma sold the property to Finglas McKee Property Holdings Limited for 3.3 million Euro (approximately $4.1 million) on June 9, 2005.